Exhibit 99.1
For further information
Contact: Tom Ryan
(651) 355-4582
Tom.Ryan@chsinc.com

CHS Inc. Owners Elect New Board Member During Annual Meeting
Owners also Reelect Four Board Members and Pass Amendments to Bylaws

ST. PAUL, Minn., Dec. 6, 2022 – CHS Inc. (NASDAQ: CHSCP) owners elected five board members to three-year terms during the cooperative’s 2022 annual meeting held Dec. 1 and 2 in Minneapolis, Minnesota. CHS Inc. is the nation’s leading agribusiness cooperative and is owned by farmers, ranchers and cooperatives across the United States.

Reelected to three-year terms were:
•Al Holm, who raises corn, soybeans, sweet corn, peas and hay with his family near Sleepy Eye, Minnesota, representing Region 1 (Minnesota)
•Kevin Throener, who raises corn, soybeans, alfalfa and cattle with his family near Cogswell, North Dakota, representing Region 3 (North Dakota)
•Hal Clemensen, who raises corn, soybeans and wheat with his wife in Brown and Spink counties in South Dakota, representing Region 4 (South Dakota)
•Mark Farrell, who raises corn and soybeans with his brother and son in Dane County, Wisconsin, representing Region 5 (Connecticut, Delaware, Illinois, Indiana, Kentucky, Ohio, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia and Wisconsin)

Newly elected CHS Board member
Jerrad Stroh succeeds former director Steve Riegel, who retired from the Board on Dec. 2, 2022, and will represent CHS members in Region 8 (Nebraska, Kansas, Colorado, New Mexico, Oklahoma and Texas). Stroh raises corn and soybeans with his family in Adams County, Nebraska.

CHS Board officer elections
The following CHS Board members were elected to one-year officer terms:
•Dan Schurr, LeClaire, Iowa, reelected chair
•Scott Cordes, Wanamingo, Minnesota, elected first vice chair
•Russell Kehl, Quincy, Washington, reelected secretary treasurer
•C.J. Blew, Castleton, Kansas, elected second vice chair
•Holm, reelected assistant secretary-treasurer

Amendments passed
CHS owners voted to approve amendments to the CHS Bylaws that give the CHS Board flexibility to schedule regional caucuses and Director elections at a time and location that will enable the most owners to participate in CHS governance.

CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, agronomy, grains and foods, CHS is committed to creating connections to empower agriculture, helping its farmer-owners, customers and other stakeholders grow their businesses through its domestic and global operations. CHS supplies energy, crop nutrients, seed, crop protection products, grain marketing services, production and agricultural services, animal nutrition products, foods and food ingredients, and risk management services. The company operates petroleum refineries and pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2022. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the ongoing war between Russia and Ukraine; the impact of inflation; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments, including COVID-19; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions, casualty losses and supply chain issues; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; uncertainty regarding the transition away from LIBOR and the replacement of LIBOR with an alternative reference rate; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices, including failures or delays in achieving our strategies or expectations related to climate change or other environmental matters; the impairment of long-lived assets; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.